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                                   Exhibit 22

                         Subsidiaries of the Registrant



                                           State of                            Name under which subsidiary
Name                                       Incorporation                       conducts business
- ----                                       -------------                       -------------------------
Fluxagamm, Inc. (a)                        Delaware                            Fluxagamm, Inc.

Versar Risk Management, Inc.               New York                            Versar New York, Inc. in New
                                                                               York; Versar Inc. elsewhere

GEOMET Technologies, Inc.                  Delaware                            GEOMET Technologies, Inc.

Versar Laboratories, Inc. (b)              Delaware                            Versar Laboratories, Inc.

Versar of Ohio, Inc.                       Ohio                                Versar of Ohio, Inc.





(a)  formerly Gammaflux, Inc.
(b)  formerly Versar Consultants, Inc.